                                                               EXHIBIT 10.4.1

                           SECOND AMENDMENT OF LEASE
                           -------------------------

     This Amendment of Lease made as of this 1st day of March, 1996 by and between CRESCENT LAND DEVELOPMENT ASSOCIATES, having an address at 7 Penn Plaza, New York, New York 10001 (hereinafter referred to as the "Owner") and MAGIC RESTAURANTS, INC., having an address at One Executive Boulevard, Yonkers, NY 10701, (hereinafter referred to as the "Tenant").

                              W I T N E S S E T H
                              - - - - - - - - - -

     WHEREAS, Owner and Tenant have entered into a lease dated December 23, 1992 and Amendment of Lease dated October 8, 1993 (hereinafter referred to as the "Lease") for the building situated on 3535 Hempstead Turnpike, Levittown, NY (hereinafter referred to as the "Demised Premises") in the shopping center known as Caldor Plaza, Levittown, NY (hereinafter referred to as the "Shopping Center").

     WHEREAS, Owner and Tenant desire to amend the Lease as hereinafter provided.

     NOW THEREFORE, in consideration of these premises, mutual covenants and agreements contained herein and other good and valuable consideration, receipt of which is hereby acknowledged the parties hereby agree as follows:

  I. On April 6, 1995 the Tenant filed with the United States Bankruptcy court, District of Delaware, Case #95-376, a petition for relief from the Chapter 11 of the Bankruptcy Code.

 II. Owner and Tenant hereby agree that as of December 31, 1995 the Tenant owed the Owner $105,055.89.

 III. Owner hereby agrees that in consideration of the Tenant (a) executing this Second Amendment of Lease (and the Guarantor executing the Limited Personal Guaranty, attached hereto and marked Exhibit "A"); (b) simultaneously herewith filing a motion in the Bankruptcy Court indicating Tenant's desire to assume the Lease; and (c) provided that the Bankruptcy Court approves this Second Amendment of Lease, Owner shall apply the $75,000.00 Security Deposit the Owner is holding, pursuant to Article 49 of the Lease, and credit same against the total balance due through December 31, 1995.

  IV. Owner hereby agrees, upon completion of items (a)-(c) in Article III above, to waive the payment of the balance of $30,055.89 due from the Tenant.

  V. Tenant hereby acknowledges and agrees that Tenant is currently in arrears to the Owner in the amount of $54,139.57 representing the February and March Rent and additional rent due. Simultaneously with the execution of this Second Amendment of Lease and Limited Personal Guaranty, Tenant hereby agrees to remit to Owner said amount representing all Rent and additional rent due through March 31, 1996.

  VI. Article 5(c) of the Lease is hereby amended so that in the first sentence on the second line the language "separate carry-out business" shall be deleted. In addition, the reference in line 5 to "the attached Exhibit "B" which indicated the nature of the limited foot items that the Lessee shall be permitted to sell shall be replaced with the menu attached hereto and marked Exhibit "B". On the seventh line of said subparagraph, after the word "pizza", the following sentence should be added, "Lessee shall be permitted to operate a separate carry-out business as an incidental part of Lessee's business". In the last line of said subparagraph after the word "chicken" the following words should be added "and a separate carry-out business"

  VII. (a) In lieu of Tenant being required to post an additional $75,000.00 as the Security Deposit, Owner agrees that the principals of Tenant shall be permitted to execute the attached Limited Personal Guaranty and same shall fulfill Tenant's obligation under said Article 49.

     The Limited Guaranty attached hereto and marked Exhibit "A" is incorporated into and made a part of this Lease and shall be in full force and effect through the remainder of the term of this Lease unless or until such time as (a) Tenant, at its option, remits to owner $75,000.00 in cash as the Security Deposit, pursuant to the aforementioned Article 49 and at the time of such remittance; (b) Tenant is not then in default after the date of this Second Amendment of Lease, of any of the terms, covenants and conditions of the Lease. Upon Tenant fulfilling items (a)-(b) above, the Limited Personal Guaranty will be null and void and of no further force and effect.

          (b) In addition and only after the confirmation of Tenant's plan of reorganization is approved by the Bankruptcy Court ("Confirmation Date"), if Tenant has not yet posted the $75,000.00 in cash as the Security Deposit, Tenant shall have the option of submitting to Owner a replacement Limited Personal Guaranty in the same form as the Limited Personal Guaranty, attached hereto, which must be prior approved in writing by Owner, and executed by a principal of Tenant (i.e. President, Vice-President, Secretary, etc.) at that time. Upon receipt and written approval of Owner of said replacement Limited Personal Guaranty, same shall be incorporated into and become a part of the Lease and the Limited Personal Guaranty, originally executed, shall be of no further force and effect.

     VIII. Owner and Tenant agree that after the Confirmation Date, Tenant shall have the right throughout the remainder of the term of the Lease to post $75,000.00 in cash as the Security Deposit, pursuant to Article 49 of the Lease. Upon receipt of said $75,000.00 by Owner, and provided Tenant is not then in default of any of the terms, covenants and conditions of this Lease, Owner agrees that the scheduled reductions of the Security Deposit stated in Article 49, shall be effective, except that the scheduled anniversary dates for the reduction of such Security Deposit shall be from the date of receipt of the $75,000.00 by Owner, after the Confirmation Date, and not the Commencement Date of the Lease.

     IX. This Amendment shall be binding upon and inure to the benefit of the parties hereto, their respective heirs, legal representatives, successors and permitted assigns.

     X. Except as herein expressly modified, all terms, covenants and conditions of the Lease are hereby ratified and certified in all respects thereto.

     IN WITNESS WHEREOF the parties hereto have executed this instrument as of the day first above written.

                                                       CRESCENT LAND DEVELOPMENT
                                                       ASSOCIATES



                                                       By: /s/ [Illegible]
                                                          ----------------------

                                                         MAGIC RESTAURANTS, INC.



                                                       By: /s/ Steven Jakubowski
                                                          ----------------------

                                  EXHIBIT "A"

                                LIMITED GUARANTY

     The undersigned, Charles Olson, Jr. ("Guarantor") as additional consideration for Crescent Land Development Associates, Owner, entering into this Second Amendment of Lease with Magic Restaurants, Inc., as Tenant, with respect to premises located in building situated on 3535 Hempstead Turnpike, Levittown, NY, more fully described in the Second Amendment of Lease of even date herewith, hereby personally guarantees to Owner the payment of all Rent and additional rent and other charges due to Owner under the Lease or otherwise, which accrues up to and until the date on which the Demised Premises are vacated and available for re-renting provided, however, that Tenant has given Owner thirty (30) days' prior written notice of the date on which the Demised Premises will be so vacated and that all items of repair and maintenance of the Demised Premises under the Lease to be performed by the Tenant have been performed. Guarantor hereby agrees that any repair and maintenance necessary to be performed to the Demised Premises due to the willful misconduct or gross negligence of Tenant, shall be performed by the Guarantor, prior to the vacating of the Demised Premises.

     The Guarantor executes this Guaranty knowing that the Owner will rely upon the same in entering into said Agreement of Lease.

     Guarantor further understands and agrees that:

1. Owner may (but is not obligated to) first look to the Guarantor for any Annual Rent, additional rent, or other guaranteed obligations of Tenant, before applying any security monies held under this Lease. In such event, Guarantors would be obligated to pay to Owner any Annual Rent and/or additional rent, and perform any of the above obligations prior to Owner's applying any security held.

2. The Guarantor may, at Owner's option, be joined in any action or proceeding commenced by Owner against Tenant in connection with and based upon any covenants and obligations in said Lease, which have been guaranteed by guarantor, and that the undersigned hereby waives any demand by Owner and/or prior action by Owner of any nature whatsoever against Tenant.

3. This Guaranty shall remain and continue in full force and effect notwithstanding the alteration of the said Lease by the parties thereto whether prior to or subsequent to the execution hereof and as to any renewal, extension, modification or amendment of said Lease and as to any assignee of Tenant's interest in said Lease, and the Guarantors do hereby waive notice of any of the foregoing and agree that the liability of the Guarantors hereunder shall not be discharged, in whole or in part thereby, and shall be based upon the obligations set forth in the said Lease as the same may be altered, renewed, extended, modified, amended, or assigned.

4. Guarantor's obligations hereunder shall remain fully binding although Owner may have waived one or more defaults by Tenant, extended the time of performance by Tenant, released, returned or misapplied other collateral given later as additional security (including other guarantees) and released Tenant from the performance of its obligations under such Lease.

5. This Guaranty shall remain in full force and effect notwithstanding the institution by or against Tenant of bankruptcy, reorganization, readjustment, receivership or insolvency proceedings of any nature, or the disaffirmance of said Lease in any such proceedings or otherwise.

6. If this Guaranty is signed by more than one party, their obligations shall be joint and several and the release of one of such guarantors shall not release any other of such guarantors.

7. This Guaranty shall be applicable to and binding upon the heirs, representatives, successors and assigns of Owner, Tenant and Guarantors.

8. This Guaranty shall be interpreted in accordance with the laws of the State of New York. Guarantors agree to submit to the jurisdiction of the State of New York.

9. Notwithstanding anything contained herein, this Guaranty shall become null and void and of no further force and effect provided that (a) Tenant fulfills its obligations under Article VII of the Second Amendment of Lease and forwards to Owner $75,000.00 in cash as the Security Deposit, pursuant to Article 49 of the Lease, and at the time of said remittance;
     (b) Tenant is not then in default after the date of said Second Amendment of Lease, of any of the terms, covenants and conditions of the Lease or (c) if Tenant fulfills the conditions of VI(b) in providing to Owner a replacement Limited Personal Guaranty as required therein.

     Signed by Guarantor this 14th day of March, 1996

                                           /s/ Charles Olson, Jr.
                                           ------------------------------
                                           Charles Olson, Jr.

                                           Social Security #: ###-##-####
                                                             ------------

                                           Address: 2524 Marongal
                                                   ----------------------



----------------------------
Witness